UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2009 (June 29, 2009)

PROTEIN POLYMER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19724	33-0311631

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11494 Sorrento Valley Road, San Diego, CA	92121

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 558-6064

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Agreement

On June 29, 2009, Sanyo Chemical Industries, Ltd. (“Sanyo”) forwarded to Protein Polymer Technologies, Inc. (the “Company”), a fully executed copy of a License Agreement between Sanyo and the Company.  The effective date of the Agreement is June 18, 2009.

Pursuant to the Agreement, the Company has granted a non-exclusive, world-wide license to Sanyo of its technology, know-how, and intellectual property relating to recombinant, repetitive unit proteins and peptides, for the purposes of developing and commercializing products related to Sanyo’s specific fields of business.  The Agreement remains in effect until the expiration of the last to expire of the Company’s patents licensed by Sanyo under this Agreement.

The Agreement further provides the Company with initial and ongoing license fees, technical service and training fees, and a percentage royalty on the quarterly net sales of any new products developed by Sanyo under this Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN POLYMER TECHNOLOGIES, INC.

Date: July 7, 2009	By:	/S/ JAMES B. MCCARTHY
James B. McCarthy Interim Chief Executive Officer